UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 20, 2010
AFC Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606

(Commission File Number)	(IRS Employer Identification No.)

5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 459-4450

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 20, 2010, AFC Enterprise, Inc. (the “Company”) held its 2010 Annual Shareholders Meeting. The shareholders elected the following nominees to the board of directors to serve a one-year term with votes cast as follows:

John M. Cranor, III	John F. Hoffner
For: 22,477,266	For: 22,546,293
Withheld: 70,629	Withheld: 1,602
Non-votes: 1,876,579	Non-votes: 1,876,579

Victor Arias, Jr.	R. William Ide, III
For: 22,477,058	For: 22,546,293
Withheld: 70,837	Withheld: 1,602
Non-votes: 1,876,579	Non-votes: 1,876,579

Cheryl A. Bachelder	Kevin J. Pennington
For: 22,546,998	For: 22,390,776
Withheld: 897	Withheld: 157,119
Non-votes: 1,876,579	Non-votes: 1,876,579

Carolyn Hogan Byrd
For: 22,476,181
Withheld: 71,714
Non-votes: 1,876,579
The shareholders also voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2010 with votes cast as follows:
For: 24,409,562
Against: 14,888
Abstain: 24
Non-votes: 0
The shareholders also voted to approve the material terms of the performance goals under the Company’s Annual Executive Bonus Program with votes cast as follows:
For: 24,287,562
Against: 136,788
Abstain: 124
Non-votes: 0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.
Date: May 25, 2010	By:	/s/ H. Melville Hope, III
H. Melville Hope, III
Senior Vice President and Chief Financial Officer